EXHIBIT 16 (b)

                                BDO International
                          Certified Public Accountants
                           29th Floor Wing On Centre
                           111 Connaught Road Central
                                     Hong Kong
                              Tel: (852) 2541-5041
                              Fax: (852) 2815 0002


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC 20549

Gentlemen:

     We have read Item 4 in the Form 8-K for The Hartcourt Companies, Inc. (Commission File No. 001-12671) dated September 25, 2000, filed with the Securities and Exchange Commission and are in agreement with the statements contained therein insofar as they relate to our firm.

                                                BDO International

                                            /s/ BDO International

Hong Kong
September 25, 2000